Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

Alpine Income Property Trust, Inc.

Opinion

We have audited the accompanying Historical Summary of Revenues and Direct Expenses of the Pharmacy Portfolio (the “Properties”) for the year ended December 31, 2021 and the related notes (the “Historical Summary”).

In our opinion, the accompanying Historical Summary presents fairly, in all material respects, the revenues and direct expenses of the Properties as of December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the Historical Summary in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Alpine Income Property Trust, Inc. and the Properties and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

In preparing the Historical Summary, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern for the time period set by the applicable financial reporting framework for US GAAP one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the Historical Summary as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Historical Summary.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the Historical Summary, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Historical Summary.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Historical Summary.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Alpine Income Property Trust, Inc.) and is not intended to be a complete presentation of the Properties’ revenues and direct expenses. Our opinion is not modified with respect to this matter.

/S/ GRANT THORNTON LLP

Orlando, Florida

March 25, 2022

HISTORICAL SUMMARY OF REVENUES AND DIRECT EXPENSES

For the Year Ended December 31, 2021

(In thousands)

Year Ended December 31, 2021
Revenues:
Lease Income	$3,565
Total Revenues	3,565
Direct Expenses:
Real Estate Expenses	257
Total Direct Expenses	257
Net Income	$3,308

The accompanying notes are an integral part of this historical summary of revenues and direct expenses.

Notes to Historical Summary of Revenues and Direct Expenses

For the Year Ended December 31, 2021

NOTE 1. BUSINESS AND ORGANIZATION

On March 25, 2022, Alpine Income Property Trust, Inc. (the “Company”) completed the acquisition of nine income properties located in six different states (the “Portfolio”) from a private family office (the “Seller”) for an aggregate purchase price of $48.1 million. There is no material relationship between the Company, its subsidiaries or any of its affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect to the Company’s acquisition of the Portfolio. The Company is the lessee under an operating land lease for three of the nine properties within the Portfolio. The acquisition was funded utilizing availability under the Company’s unsecured revolving credit facility.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct expenses (the “Historical Summary”) includes the operations of the Portfolio and has been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Portfolio are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants.

OPERATING LEASE EXPENSE

The Company is the lessee under operating land leases which are classified as operating leases. The Portfolio recognizes lease expense on a straight-line basis over the terms of the respective leases.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that, in certain circumstances, may affect the reported revenues. Actual results could materially differ from these estimates.

NOTE 3. REVENUE RECOGNITION

Leasing revenue consists of long-term rental revenue, which is recognized as earned, using the straight-line method over the life of each lease. Leasing revenues totaled $3.6 million during the year ended December 31, 2021.

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to December 31, 2021, are summarized as follows (in thousands):

Year Ending December 31,
2022	$3,597
2023	3,597
2024	3,482
2025	3,235
2026	3,246
2027 and thereafter (cumulative)	13,509
Total	$30,666

NOTE 5. MINIMUM FUTURE RENTAL PAYMENTS

The Company is the lessee under operating land leases for certain of the properties included within the Portfolio. The minimum future rental payments are fixed and are summarized as follows (in thousands):

Year Ending December 31,
2022	$257
2023	257
2024	250
2025	192
2026	202
2027 and thereafter (cumulative)	894
Total	$2,052

Lease expense under the operating land leases amounted to $0.3 million for the year ended December 31, 2021, which is included in real estate expenses.

NOTE 6. CONCENTRATION OF CREDIT RISK

Both tenants within the Portfolio presented in the Historical Summary accounted for more than 10% of the total revenues during the year ended December 31, 2021. CVS and Walgreens accounted for 10.1% and 89.9% of total revenues for the year ended December 31, 2021, respectively.

NOTE 7. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through March 25, 2022, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.